Exhibit 10.1

           9% SENIOR SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT

      THIS 9% SENIOR SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT, dated as of October 15, 2004 (this "Agreement"), is entered into by and among DYNTEK, INC., a Delaware corporation (the "Company"), and THE PURCHASERS listed on
Exhibit 1 hereto (collectively, the "Purchasers" or the "Holders").

                                    RECITALS:

      WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange
Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act;

      WHEREAS, the Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, an aggregate of $4,438,775 in principal amount of the Company's 9% Senior Subordinated Convertible Notes due October 15, 2007 in the form attached hereto as Exhibit A (the "Notes" and collectively, with the Underlying Shares (as defined below) and the Warrants (as defined below), the "Securities"), which Notes shall be convertible into shares of common stock of the Company, $.0001 par value per share (the "Common Stock"), in accordance with the terms of this Agreement and the Notes. The "Underlying Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Notes, permitted payment of principal or interest on the Notes, or exercise of the Warrants or the Placement Warrants or the Additional Warrants (both as defined below);

      WHEREAS, in connection with the sale of the Notes, the Company will also issue to the Purchasers warrants to purchase shares of the Company's Common Stock and, upon the terms and subject to the conditions of this Agreement, may issue to the Purchasers additional warrants to purchase shares of the Company's Common Stock under certain circumstances in the form attached hereto as Exhibit B (each a "Warrant" and collectively, the "Warrants"). The exercise price and the number of shares of Common Stock which may be purchased from the Company pursuant to the Warrants shall be determined as set forth herein and in each Warrant; and

      WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, the parties hereto are also entering into, of even date herewith, a registration rights agreement (the "Registration Rights Agreement"). This Agreement, together with the Notes, the Registration Rights Agreement and the Warrants are hereinafter collectively referred to as the "Transaction Documents".

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS:

                         AGREEMENT TO PURCHASE; CLOSING

Purchase of Notes. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchasers, and the Purchasers severally and not jointly hereby agree to purchase from the Company an aggregate of $4,438,775 principal amount of Notes in the amounts set forth opposite each Purchaser's name on Exhibit 1 hereto. The Purchasers' aggregate purchase price (the "Purchase Price") for the Notes to be purchased hereunder is $4,283,418. In connection with the purchase of the Notes by the Purchasers, the Company shall issue to the Purchasers at the Closing (as defined below) the Warrants in the amounts set forth opposite each Purchaser's name on Exhibit 1 hereto.

Closing. The closing (the "Closing") of the purchase and sale of the Notes and the issuance of the Warrants will take place at the offices of the Purchasers on October 15, 2004, or at such other place and time as may be mutually agreed by the Purchasers and the Company. The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will deliver to the Purchasers the Notes and the Warrants, in exchange for payment by the Purchasers of an aggregate of $4,283,418, by wire transfer of immediately available funds payable to the Company. Each of the Notes shall be registered in the names of the respective Purchasers.

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS; ACCESS TO
                     INFORMATION; INDEPENDENT INVESTIGATION

      Each of the Purchasers hereby represents and warrants to the Company as to itself only that:

Accredited Investors. Such Purchaser is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of business and financial experience, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Securities; (iv) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D; and (v) not a broker-dealer or an affiliate of a broker-dealer as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act").

No Public Distribution. Such Purchaser is acquiring the Securities for its own account, for investment purposes only, and not with a present view towards the public sale or distribution thereof, except pursuant to a sale or sales that are registered under the Securities Act or exempt from such registration; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

Subsequent Offers and Sales. All subsequent offers and sales of the Securities by such Purchaser shall be made pursuant to an effective registration statement under the Securities

Act or pursuant to an applicable exemption from such registration; with any offers and sales which are being made pursuant to an applicable exemption from registration being accompanied by a legal opinion obtained by such Purchaser, which legal opinion shall be reasonably satisfactory to the Company and the Company's legal counsel.

Accuracy of Purchasers' Representations and Warranties. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of such Purchaser's representations and warranties contained in the Transaction Documents and any ancillary documents thereto, as applicable, and such Purchaser's compliance with the Transaction Documents and any ancillary documents thereto, in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities in accordance with the terms and provisions of the Transaction Documents.

Financial Information. Such Purchaser: (i) has been provided with and has reviewed all requested information concerning the business of the Company, including, without limitation, the Company's audited financial statements for the fiscal year ended June 30, 2004 and (ii) has had all requested access to the management of the Company and has had the opportunity to ask questions of the management of the Company.

Capacity and Authority. Such Purchaser has the requisite capacity and authority to execute, deliver and perform each of the Transaction Documents and any and all ancillary documents thereto and to consummate the transactions contemplated thereby.

Due Execution. This Agreement and the other Transaction Documents, and any ancillary documents thereto and the transactions contemplated hereby and thereby that have been executed and delivered by such Purchaser, have been duly and validly authorized by such Purchaser and such agreements, when executed and delivered by each of the other parties thereto will each be a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except to the extent that enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

Brokers. Such Purchaser has not employed, engaged or retained, or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

No General Solicitation. Such Purchaser has not learned of the investment in the Securities as a result of any public advertising or general solicitation.

Residency. The Purchaser is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth below such Purchaser's name on the signature page hereto.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to such Purchaser that:

Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. Each of the Company's operating subsidiaries is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation. Each of the Company and its operating subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect (as hereinafter defined) on the Company. All of the outstanding capital stock of the Company's subsidiaries is owned either directly or indirectly by the Company. The Company and its subsidiaries have all requisite corporate power and authority, and hold all licenses, permits and other required authorizations from governmental authorities, necessary to conduct their business as it is now being conducted or proposed to be conducted and to own or lease their properties and assets as they are now owned or held under lease, except to the extent the failure to hold such licenses, permits and other authorizations would not have a Material Adverse Effect on the Company.

Capitalization. On the date hereof, the authorized capital of the Company consists of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.0001 par value per share ("Preferred Stock"). As of October 15, 2004, there were 58,896,647 shares of Common Stock issued and outstanding and 1,542,543 shares of Preferred Stock issued and outstanding. Except (i) as disclosed in the Company's SEC Reports, and (ii) grants of rights to purchase shares of the Company's Common Stock under the Company's 2001 Employee Stock Option Plan (the "Option Plan") after the Company's fiscal year end, there are no options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities"). All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities by the Company. Except as contemplated herein, shares reserved for issuance under the Company's Option Plan, or as set forth in Schedule 3(b), none of the shares of capital stock of the Company is reserved for any purpose, other than the issuance upon exercise or conversion of the Derivative Securities, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option, to repurchase or otherwise acquire or retire any shares of its capital stock, except for repurchase rights of the Company under option agreements or restricted stock agreements with service providers of the Company.

Issuance of the Securities and Warrant Shares. The Notes are duly authorized, issued and delivered and the Underlying Shares when issued in accordance with the terms of the Notes or the Warrants, as the case may be, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of any liens imposed by or through the Company, will not be subject to preemptive rights, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company to acquire the Securities or the Warrants. The Company has duly reserved from its authorized and unissued shares of Common Stock 16,000,000 shares of Common Stock for issuance upon conversion of the Notes, exercise of the Warrants, the Placement Warrants, the Additional Warrants (both as defined below), and permitted payments of principal and interest on the Notes.

Legality. The Company has the requisite corporate power and authority to enter into each of the Transaction Documents and to issue and deliver the Securities.

Due Execution. The Transaction Documents, and the transactions contemplated thereby, have been duly and validly authorized by the Company. The Transaction Documents have been duly executed and delivered by the Company and are each the legal, valid and binding agreement and obligation of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

Non-contravention. The execution and delivery of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, does not (i) result in a violation of either the Certificate of Incorporation or By-laws of the Company, or (ii) constitute a default under (or an event which with notice or lapse of time or both could become a default) or give to others any rights of termination, amendment or cancellation of, any material agreement, indenture or instrument to which the Company is a party unless the same shall have been waived or consented to by the other party, or result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected other than any of the foregoing which would not have a Material Adverse Effect (as hereinafter defined). Except as set forth in Schedule 3(f), neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Notes, the Warrants and the Underlying Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied on or prior to the date hereof, for or relating to the registration of any shares of the Common Stock.

Approvals. Other than the filing of a registration statement with the SEC, as contemplated by the Registration Rights Agreement, and the receipt by the Company of approval from the SEC for such registration statement to be declared effective, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of the Transaction Documents.

SEC Filings; Financial Statements.

            (1) The Company has filed, and as of the Closing will have filed, all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since 2000. The Company has made available to the Purchasers all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date of this Agreement), as amended, are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports
      (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (2) Each of the consolidated financial statements (including, in each case, any related note thereto) contained in the SEC Reports (the "Financials"), including each SEC Report filed after the date of this Agreement until the Closing: (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except as may be indicated in the note thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. The balance sheet of the Company contained in the SEC Reports as of June 30, 2004 is hereinafter referred to as the "Balance Sheet." Except as disclosed in the Financials, since the date of the Balance Sheet and through the date of this Agreement, neither the Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on the Company, except for liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices, and liabilities incurred pursuant to this Agreement.

[Intentionally left blank]

Absence of Certain Changes. Since June 30, 2004, there has been no material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

Insurance. The Company and its subsidiaries maintain property and casualty, general liability, personal injury and other similar types of insurance that are reasonably adequate and consistent with industry standards and historical claims experience. The Company and its subsidiaries have not received notice from, and have no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or its subsidiaries) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its subsidiaries presently in force.

Compliance with Law. To the knowledge of the Company, the Company and its subsidiaries have complied in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations, and the failure, if any, by the Company or its subsidiaries to have fully complied with any such statute or regulation has not resulted in a Material Adverse Effect.

Absence of Litigation. Except as disclosed in the SEC Reports, to the knowledge of the Company, there is no action, suit, formal inquiry or investigation, or proceeding before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened, against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect or adversely affect the transactions contemplated by the Transaction Documents or the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents.

Investment Company Act. The Company and its subsidiaries are not conducting, and will not conduct, their business in a manner which would cause any of them to become an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

Private Offering; Trust Indenture Act. Subject to the accuracy of the Purchasers' representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Securities, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and the Company is not required to qualify an indenture relating to the Notes under the Trust Indenture Act of 1939, as amended. Prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement, the Company agrees not to take any action that would render the issuance and sale of such Securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

Full Disclosure. Neither this Agreement, the other Transaction Documents nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed in the Schedules attached hereto and except for matters affecting the industry of the Company as a whole, there exists no fact or circumstance which, to the knowledge of the Company upon due inquiry, could reasonably be anticipated to have a Material Adverse Effect or could reasonably be anticipated to adversely affect the ability of the Company to perform its obligations set forth in the Transaction Documents.

Brokerage Fees. The Company and its subsidiaries have not incurred any liability for any consulting fees or agent's commissions in connection with the offer and sale of the Securities and the transactions contemplated by this Agreement, except that the Company shall, at Closing, pay a placement fee of $360,000 and issue the Placement Warrants (as defined below) to Duncan Capital LLC.

Intellectual Property. The Company or its subsidiaries own or possess the license or rights to use all trademarks, service marks, copyrights or similar property rights necessary or appropriate for the businesses they conduct. There are no pending suits or proceedings against the Company challenging any such intellectual property rights, and, to the knowledge of the Company, the Company is not in violation of the intellectual property rights of any other entity.

Labor Relations. There are no complaints, charges or claims against the Company pending or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by any Company, and the Company has not received any notice of such complaint, charge or claim.

Benefit Plans and Agreements. Except as disclosed in the SEC Reports, there are no employee, profit sharing, stock option, stock purchase, pension, retirement, bonus, severance or deferred compensation plans or arrangements or any other welfare or benefit plans or any unfunded liabilities in respect of any such plans or arrangements of the Company, as well as all employment agreements, whether written or oral, with any person, and any contracts with any labor unions.

List of Material Contracts and Other Data. The SEC Reports contain a complete list of all material contracts, as defined by Item 601 of Regulation S-K, to which each Company is a party or by which its assets or business may be bound or affected, presently outstanding. Each of the material contracts of the Company is in full force and effect, and neither such Company nor, to the knowledge of the Company, any party to such material contract of the Company is in violation of or in default in the performance, observance or fulfillment of any obligation, agreement, covenant or condition contained therein. The Company has not received any notice from any party to any material contract of the Company that such party intends not to perform, observe or fulfill any its obligations, agreements, covenants or conditions under such material contract of the Company.

Tax Matters.

            (a) To the knowledge of the Company, there are no outstanding Tax deficiencies, assessments, or adjustments for Taxes with respect to the Company or any assets, property or operations of the Company. Except as disclosed in the SEC Reports, (i) there are no liens for Taxes upon the assets of the Company, (ii) the Company has not requested any extension of time within which to file any Tax Return which has not since been filed,
(iii) there are no material waivers or consents given by the Company and currently outstanding regarding the application of the statute of limitations with respect to any Taxes or Tax Returns, (iv) the Company has not received written notice of any pending federal, state, local or foreign audits or other administrative proceedings or court proceedings against the Company with regard to any Taxes or Tax Returns, and (v) no claim or notice of claim has been made or given at any time by any taxing authority in any jurisdiction in which the Company does not file Tax Returns indicating that the Company is or may be subject to taxation by such jurisdiction. The Company has no liability for Taxes of any other Person under the provisions of state, local or foreign Law similar to Section 1502 of the Code, as a transferee or successor, by contract, or otherwise.

            (b) The Company does not have any material Tax sharing, Tax allocation, Tax indemnification and similar agreements, if any, under which the Company will have any obligations following the Closing.

      (w) NASDAQ Compliance. The issuance of the Notes, the Warrants, the Placement Warrants and the Underlying Shares will not contravene Rule 4350(i) of the National Association of Securities Dealers, Inc. or require a vote of shareholders of the Company.

                      CERTAIN COVENANTS AND ACKNOWLEDGMENTS

Transfer Restrictions. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (i) none of the Securities has been, or is being, registered under the Securities Act, and such Securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (ii) any sale of the Securities made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule, accompanied by a legal opinion obtained by such Purchaser which is reasonably satisfactory to the Company's legal counsel. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The provisions of Sections 4(a) and 4(b) hereof, together with the rights and obligations of the Purchasers under the Transaction Documents, shall be binding upon any subsequent transferees of the Securities.

Restrictive Legend. Such Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or such Purchaser demonstrates to the reasonable satisfaction of the Company and its legal counsel that such registration shall no longer be required, the Notes and certificates evidencing the Securities shall bear a restrictive legend in substantially the following form:



            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY

            SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act and such sale or transfer is effected. The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable after the Closing but in no event later than one (1) Trading Day after Closing. The Company shall also file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement and the Warrants) as soon as practicable following the date of execution of this Agreement but in no event more than two (2) Trading Days following the date of execution of this Agreement. "Trading Day" means any day during which Nasdaq shall be open for trading.

Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Purchaser beneficially owns any of the Securities the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 applicable to both "primary" and "resale" registrations on Form S-3 during the Registration Period (as defined in the Registration Rights Agreement).

Listing. The Company shall promptly secure the listing of the Underlying Shares upon the Nasdaq, and each other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any of the Purchasers owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Underlying Shares issuable upon exercise of or otherwise pursuant to the Warrants. The Company will obtain and, so long as the Purchaser owns any of the Securities, maintain the listing and trading of its Common Stock on the Nasdaq SmallCap, the Nasdaq National Market, the New York Stock Exchange, or the American Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq SmallCap and any other exchanges or automated quotation systems on which the Common Stock is then listed. The Company shall promptly provide to the Purchaser copies of any notices it receives from the Principal Exchange and any other exchanges or automated quotation systems on which the

Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

State Securities Filings. The Company shall from time to time promptly take such action as either the Purchasers or any of its representatives, if applicable, may reasonably request to qualify the Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

Use of Proceeds. The Company will use the net proceeds from the sale of the Notes to finance acquisitions and to pay the costs associated therewith and for general corporate purposes.

Registration Rights. The Company acknowledges that if the Notes are converted or the Warrants are exercised, it has provided each of the Purchasers with certain registration rights under the Securities Act as set forth in the Registration Rights Agreement.

Reservation of Common Stock Issuable upon Conversion of Notes and Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Notes and exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of Notes and exercise of the Warrants, the Placement Warrants, the Additional Warrants (both as defined below), and the use of such shares to make permitted payments of principal and interest on the Notes. All calculations pursuant to this subsection (g) shall be made without regard to any restrictions on beneficial ownership.

Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Notes and/or exercise of the Warrants, the Placement Warrants, or the Additional Warrants (both as defined below), or payment of principal or interest on the Notes will, upon issuance pursuant to the terms of the Notes and/or the Warrants, or the Placement Warrants (as defined below), or payment of principal or interest on the Notes, as the case may be, be fully paid and nonassessable.

                           TRANSFER AGENT INSTRUCTIONS

      The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Underlying Shares upon conversion of the Notes or exercise of the Warrants in accordance with the terms thereof, each in such amounts as specified from time to time by each Purchaser to the Company (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Underlying Shares under the Securities Act or the date on which the Underlying Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4(b) of this Agreement. The Company warrants that no instruction, other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 4(b) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities and to comply with the plan of distribution portion of the prospectus contained in the Registration Statement (as defined in the Registration Rights Agreement). If a Purchaser provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Purchaser.

     CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE NOTES AND WARRANTS

      The Purchasers understand that the Company's obligation to issue the Notes and the Warrants on the Closing Date to the Purchasers pursuant to this Agreement is conditioned upon the satisfaction by the Purchasers or the waiver by the Company of each of the following conditions:

The accuracy on the Closing Date of the representations and warranties of the Purchasers contained in this Agreement, as if made on the Closing Date, and the performance by the Purchasers, including, but not limited to, the delivery by the Purchasers to the Company of the Purchase Price for the purchase of the Securities, on or before the Closing Date, of all covenants and agreements of the Purchasers contained in the Transaction Documents and required to be performed on or before the Closing Date.

The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

The Purchasers shall have executed each of the Transaction Documents and any and all ancillary documents thereto and delivered the same to the Company.

The Company shall have received from the Purchasers such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Purchasers in connection with this Agreement and the other Transaction Documents and all documents and papers relating to such Transaction Documents shall be reasonably satisfactory to the Company.

         CONDITIONS TO THE PURCHASERS' OBLIGATIONS TO PURCHASE THE NOTES

      The Company understands that the Purchasers' obligations to purchase the Notes and acquire the Warrants on the Closing Date is conditioned upon the satisfaction by the Company or the waiver by the Purchasers of each of the following conditions:

The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company, on or before the Closing Date, of all covenants and agreements of the Company contained in the Transaction Documents and required to be performed on or before the Closing Date.

The Company shall have executed the Transaction Documents and any and all ancillary documents thereto and delivered same to the Purchasers.

The Company shall, at the Closing, have delivered to Duncan Capital LLC a placement fee of $360,000 in immediately available funds and warrants substantially identical in form to the Warrants, to purchase 692,308 shares of Common Stock (the "Placement Warrants") and shall have provided reimbursement of $25,000 for Purchaser's counsel fees.

The Company shall have delivered to the Purchasers who have not previously participated in any financing of the Company warrants substantially identical to the Warrants (except that such warrants shall expire on June 10, 2005 and shall have an initial exercise price of $1.25 per share), to purchase an aggregate of 554,540 shares of Common Stock (the "Additional Warrants").

On the Closing Date, the Purchasers shall have received an opinion of counsel for the Company, dated the Closing Date in the form attached hereto as Exhibit B.

On the Closing Date, the Purchasers shall have received a certificate executed by the President or the Chief Executive Officer of the Company and by the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in the Transaction Documents are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under the Transaction Documents on or before the Closing Date.

The Purchasers shall have received an incumbency certificate, dated as of the Closing Date, for the officers of the Company executing this Agreement and the other Transaction Documents, and any other documents or instruments delivered in connection with the Transaction Documents at the Closing.

The Purchasers shall have received a certificate of the Secretary of the Company, dated the Closing Date, as to the continued and valid existence of the Company and its operating subsidiaries, certifying the attached copy of the By-laws of the Company, the authorization of the execution, delivery and performance of the Transaction Documents, and the resolutions adopted by the Board authorizing the actions to be taken by the Company contemplated by the Transaction Documents.

The Purchasers shall have received from the Company such other certificates and documents as they or their representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Transaction Documents contemplated by this Agreement and the other Transaction Documents and all documents and papers relating to such Transaction Documents shall be reasonably satisfactory to the Purchasers.

No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or the other Transaction Documents or any of the transactions contemplated hereby or thereby, declare unlawful the transactions contemplated by this Agreement or the other Transaction Documents or cause any such transaction to be rescinded.

The Company shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, any registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby.

On the Closing Date Purchasers who, in a prior financing (the "Prior Financing") of the Company received Series A Warrants of the Company dated April 29, 2004 (the "Series A Warrants") to purchase shares of Common Stock of the Company at an initial Exercise Price of $1.50 per share and who have purchased Notes pursuant to this Agreement shall have been informed by the Company in writing that the Exercise Price (as defined in the Series A Warrants) shall have been reduced, on the Closing Date, to $0.50 per share. To the extent a Purchaser purchases hereunder the same or a greater percentage of the total principal amount of Notes offered under this Agreement as his percentage participation in the Prior Financing, the Exercise Price in the Series A Warrants for all shares of Common Stock for which such Warrant is exercisable shall be so reduced. If such Purchaser's participation in the purchase of the Notes offered under this Agreement is less than its percentage participation in the Prior Financing, the percentage of its Series A Warrants as to which the Exercise Price will be so reduced will be proportionately reduced (so that, for example, if such a Purchaser's percentage participation in the purchase of the Notes is 15% of the aggregate Principal Amount ($4,438,775) offered under this Agreement, but its participation in the Prior Financing was 30%, then only one half of the shares of Common Stock for which such Purchaser's Series A Warrant is exercisable will have its Exercise Price so reduced).

On the Closing Date Purchasers who, in a prior financing (the "Prior Financing") of the Company received Series B Warrants of the Company dated April 27, 2004 (the "Series B Warrants") to purchase shares of Common Stock of the Company at an initial Exercise Price of $1.25 per share and who have purchased Notes pursuant to this Agreement shall have been informed by the Company in writing that the Termination Date (as defined in the Series B Warrants) shall have been extended to June 10, 2005. To the extent a Purchaser purchases hereunder the same or a greater percentage of the total principal amount of Notes offered under this Agreement as his percentage participation in the Prior Financing, the Termination Date in the Series B Warrants for all shares of Common Stock for which such Warrant is exercisable shall be so extended. If such Purchaser's participation in the purchase of the Notes offered under this Agreement is less than its percentage participation in the Prior Financing, the percentage of its Series B Warrants as to which the Termination Date will be so extended will be proportionately reduced (so that, for example, if such a Purchaser's percentage participation in the purchase of the Notes is 15% of the aggregate Principal Amount ($4,438,775) offered under this Agreement, but its participation in the Prior Financing was 30%, then only one half of the shares of Common Stock for which such Purchaser's Series B Warrant is exercisable will have its Termination Date so extended).

                                 INDEMNIFICATION

Indemnification of Purchasers by the Company. The Company hereby agrees to indemnify and hold harmless each of the Purchasers, their affiliates, their investment advisors, their managing members, and each of their respective officers, managers, members, directors, partners, shareholders, and employees (collectively, the "Purchasers Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Purchasers Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Purchasers Indemnitees and to the extent arising out of or in connection with:

      (i) a misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement (or the other Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Transaction Documents); or

      (ii) a failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement (or the other Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Transaction Documents).

Indemnification of the Company by Purchasers. The Purchasers hereby agree to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), to the extent arising out of or in connection with any misrepresentation, omission of fact or breach of any of the Purchasers' representations, warranties or covenants contained in this Agreement, or the Registration Rights Agreement and any failure by the Purchasers to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement, or the Registration Rights Agreement. Notwithstanding anything to the contrary in this Agreement, the aggregate payments for indemnification (including the reasonable fees and expenses of legal counsel) made by the Purchasers to the Company pursuant to this Section 12(b) shall not exceed the Purchase Price.

Third Party Claims. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 12 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section 12 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the

Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld) settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                                    EXPENSES

The Company covenants and agrees with the Purchasers that the Company shall pay or cause to be paid the following: (i) all expenses in connection with registration or qualification of the Underlying Shares for offering and sale under federal securities laws, and state securities laws; (ii) a placement fee of $360,000 and Placement Warrants, payable at Closing to Duncan Capital LLC; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. Additionally, the Company agrees to reimburse Duncan Capital LLC for their legal expenses for negotiating and closing the issuance of the Notes and the Warrants and relating to the implementation of the registration rights, which expense reimbursement will not exceed $25,000.

Other than as set forth in Section 13(a) above, each of the parties hereto agree that they shall each be responsible for and pay their own expenses and fees, including all legal, accounting and other professional fees, associated with the transactions contemplated by Transaction Documents.

                                    SURVIVAL

      The representations and warranties of the Company and the Purchasers shall survive the Closing until twelve (12) months following the Closing Date. The Company makes no representations or warranties in any oral or written information provided to the Purchasers, other than the representations and warranties included herein. The agreements and covenants of the Company and the Purchasers, including indemnification obligations under Section 12, shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder until such time as the Notes are paid in full and the Warrants are exercised or expire.

                                  MISCELLANEOUS

Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to conflicts of laws issues. Each of the parties submits to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

Independent Nature of Purchasers.

The Company acknowledges that the obligations of each Purchaser under this Agreement, the Registration Rights Agreement, the Note, the Warrants and any other document entered into in connection with this Agreement, the Note, the Registration Rights Agreement, the Warrants and the transactions contemplated hereby and thereby (the "Transaction Documents") are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and, as between the Purchasers no Purchaser or any of its agents or employees shall have any liability to any Purchaser relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained in the Transaction Documents, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Each Purchaser was introduced to the Company by Duncan Capital, LLC which has acted solely as agent for the Company and not for any Purchaser. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers. Such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

Amendments. This Agreement and the Notes may be amended or provisions hereof or thereof may be waived with the written consent of the holders of a majority in principal amount of Notes at such time outstanding, provided that no amendment to the interest rate, term, or conversion price of a Note, or to the anti-dilution protection provisions, principal amortization requirements, principal prepayment provisions or this amendment provision shall be binding on a holder of a Note that has not consented in writing to the amendment or waiver of such provisions.

Merger. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

         Company:       DynTek, Inc.
                        18881 Von Karman Ave.
                        Suite 250
                        Irvine, CA 92612
                        ATTENTION:

                        Tel.: 945-955-0078

                        with a copy to:

                        Christopher D. Ivey
                        Stradling Yocca Carlson & Rauth
                        660 Newport Center Drive, Suite 1600
                        Newport Beach, California 92660

                        Direct Phone: (949) 725-4121
                        Facsimile: (949) 823-5121
                        Email: civey@SYCR.com

         Purchasers:    To the addresses as set forth on Exhibit 1

                        with a copy to:

                        Katten Muchin Zavis Rosenman
                        575 Madison Avenue
                        New York, NY 10022
                        ATTENTION: Robert L. Kohl, Esq.

                        Tel: 212-940-6380
                        Fax: 212-940-8776

                        [REMAINDER OF PAGE BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

COMPANY:

DYNTEK, INC.

By: _____________________________
    Name:
    Title:

PURCHASERS:

By: _____________________________
    Name:
    Title:

                                  SCHEDULE 3(b)

The Company entered into a Stock Purchase Agreement on September 29, 2004 for the purchase of all of the outstanding shares of capital stock of Redrock Communications Solutions, Inc. Pursuant to the terms of the Stock Purchase Agreement, the Company is obligated to issue shares of Common Stock with a value of $500,000, as partial consideration thereunder.

                                 Schedule 3(f)

1. The warrants issued in connection with the Company's December 2003 private placement through Rockwood, as placement agent, contain antidilution provisions that may be triggered by the transactions contemplated by this Agreement.

2. The Amended and Restated Secured Convertible Term Note payable to Laurus Master Fund, LTD (the "Laurus Note") in the principal amount of $6,000,000 contains antidilution provisions upon the issuance of securities by the Company with a purchase price or conversion price below the then conversion price under the Laurus Note.

3. The Company entered into a Stock Purchase Agreement on September 29, 2004 for the purchase of all of the outstanding shares of capital stock of Redrock Communications Solutions, Inc. Pursuant to the terms of the Stock Purchase Agreement, the shareholders of Redrock who receive shares of the Company are entitled to piggyback registration rights.

4. The Company has entered into a letter of intent for the acquisition of Integration Technologies, Inc. The letter of intent contemplates that the Company will issue shares of its Common Stock with an approximate value of between $2.14 and $3.21 million on June 30, 2005. The recipients of the shares will be entitled to certain registration rights.